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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG ENTREPRENEURS' DEPARTMENT

                  D'ERNST & YOUNG AUDIT, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Integrated Surgical Systems, Inc. for the registration of 619,355 shares of its common stock and to the incorporation by reference therein of our reports dated September 10, 1997, with respect to the consolidated financial statements of Innovative Medical Machines International S.A. included in the Current Report (Form 8-K) dated September 5, 1997, as amended, of Integrated Surgical Systems, Inc., and included in the Registration Statement (Form SB-2 No. 333-31481) and related Prospectus of Integrated Surgical Systems, Inc. dated November 14, 1997 filed with the Securities and Exchange Commission.

                                                   ERNST & YOUNG ENTREPRENEURS

                                                   DEPARTMENT D'ERNST & YOUNG
                                                   AUDIT
                                                   Marc Bonhomme
                                                   Partner

Villeurbanne, France

December 10, 1997